Exhibit 10.1
                                                                    ------------

                                PROMISSORY NOTE
                                ---------------

U.S. $500,000.00                                         Los Angeles, California
Five Hundred Thousand Dollars                             November 29, 2004

     FOR VALUE RECEIVED, the receipt and sufficiency of which are hereby acknowledged, the undersigned, GEXA CORP. ("Maker"), hereby irrevocably and unconditionally promises to pay to the order of CAPPELLO CAPITAL CORP, a California corporation ("Holder"), the principal amount of Five Hundred Thousand Dollars ($500,000.00) with no interest, as hereinafter set forth. Maker shall pay the outstanding principal balance of this Promissory Note (this "Note") to Holder in ten (10) equal monthly payments of Fifty Thousand Dollars ($50,000.00) with the first such payment due on January 3, 2005 and continuing thereafter on the first of each month consecutively through and including October 1, 2005.

     If any installment is not paid by the first of each month, then Maker shall have three (3) business days in the form of a grace period within which to perform its obligations under this Note. Except as payment instructions may be changed by written notice delivered to Maker at least ten (10) days in advance of a payment due date, Maker shall make all payments to Holder by wire transfer in lawful money of the United States of America to Holder's Bank address set forth below without any deduction whatsoever, including but not limited to, any deduction for any set-off, recoupment or counterclaim:

                  Bank Name:        First Regional Bank
                                    501 Santa Monica Blvd.
                                    Santa Monica, CA 90401
                  ABA #:            122037760
                  Account Name:     Cappello Capital Corp.
                  Account #:        776007870

     In the event of Maker's failure to pay any installment due under this Note when and as due, or within the three business day grace period set forth above (a "Default"), Holder shall give Maker and its attorneys of record written notice of Default via priority overnight Federal Express to the addresses set forth below (the "Notice of Reinstating"). The Notice of Reinstating shall specify the date and amount of any claimed Default under this Note and shall provide Maker with an additional three (3) business days from Maker's receipt of the Notice of Reinstating within which to cure the claimed Default by paying the past due installment.

GEXA Corporation                             Lisa L. Coplen, Esq.
c/o Neil Leibman                             Anderson, McPharlin & Conners LLP
20 Greenway Plaza, Suite 600 Houston, TX     444 South Flower Street, 31st Floor
77046                                        Los Angeles, CA 90071-2901
(713) 470-0400                               (213) 688-0080
(713) 961-7997 (fax)                         (213) 622-7594 (fax)

     Upon Maker's failure to cure the claimed Default within three (3) business days from Maker's receipt of the Notice of Reinstating, Holder becomes entitled to enforce all of Maker's obligations under this Note, and all of Maker's remaining obligations hereunder shall be immediately accelerated. Additionally, should Holder enforce any of its reinstatement remedies given under a Mutual Release and Settlement Agreement between Maker and Holder dated as of the date hereof ("Settlement Agreement") and pursue claims that had arisen before the time of the parties' entry into the Settlement Agreement by filing suit in Los Angeles County Superior Court, then no additional amounts shall be due under the Note and the Note shall expire. In the event of the expiration of this Note, Holder shall be under no obligation to refund payments made under this Note prior to its expiration, however any recovery by Holder pursuant to its reinstatement remedies under the Settlement Agreement will be offset by the amount of these payments.

     Maker may prepay all or any part of the unpaid balance of this Note without notice, penalty or premium.

     The debt evidenced by this Note and the provisions hereof shall be construed, interpreted and enforced in accordance with the laws of the State of California without reference to choice of law principles. This Note shall be binding on, and shall inure to the benefit of, the parties hereto and their respective heirs, legal representatives, successors and assigns; provided, however, that Maker shall not assign its rights or delegate its obligations hereunder without the express prior written consent of Holder, which consent shall not be withheld unreasonably by Holder.

     All notices concerning this Note, other than as described above concerning the Notice of Reinstating, must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt),
(b) sent by facsimile (with written confirmation of successful facsimile transmission), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally-recognized overnight delivery service, in each case to the appropriate address and facsimile number set forth below (or to such other addresses and facsimile numbers as each party may designate to the other by notice pursuant to this Note).

     Except as set forth in this Note, Maker (a) waives presentment, demand for payment, protest, notice of demand, dishonor, and all other notices and demands in connection with the delivery, acceptance, performance, default under and enforcement of this Note; (b) waives the right to assert any statute of limitations as a defense to the enforcement of this Note to the fullest extent permitted by law; and (c) consents to any forbearance by Holder without in any way affecting the liability for payment of this Note.

     IN WITNESS WHEREOF, Maker has executed this Note as of the day and year set forth below.
                                       "Maker,"

                                       GEXA ENERGY CORP., a Texas Company




                                       By  /s/ Neil Leibman
                                           -------------------------------------
                                           Neil Leibman, Chief Executive Officer
                                           GEXA ENERGY CORP.,
                                           a Texas corporation




Holder Address:                        Maker Address:

Cappello Capital Corp.                 Gexa Energy Corp.
100 Wilshire Boulevard, Suite 1200     20 Greenway Plaza, Suite 600
Santa Monica, CA 90401-1195.           Houston, Texas 77046
Attention: Robert M. Deutschman,       Attention: Neil Leibman, Chief
Managing Director                      Executive Officer
Facsimile: (310) 393-4838              Facsimile: (713) 961-7997

                                       With copy to:
                                       Lisa L. Coplen, Esq.
                                       Anderson, McPharlin & Conners LLP
                                       444 South Flower Street, 31st Floor
                                       Los Angeles, CA 90071-2901
                                       (213) 688-0080
                                       (213) 622-7594 (fax)